Exhibit 99.2

NEITHER THIS WARRANT NOR THE SECURITIES PURCHASABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR QUALIFIED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION IS AVAILABLE AND AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER IS DELIVERED TO SUCH EFFECT.THE SECURITY EVIDENCED BY THIS CERTIFICATE AND THE SHARES ISSUABLE UPON EXERCISE OF SUCH SECURITY ARE SUBJECT TO THE TERMS OF A STOCKHOLDERS AGREEMENT DATED AS OF JANUARY 18, 2001, AMONG THE ISSUER AND THE OTHER PARTIES THERETO, AS AMENDED FROM TIME TO TIME, AND THE TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO THE CONDITIONS PRECEDENT SPECIFIED IN SUCH STOCKHOLDERS AGREEMENT.

Issue Date:  June 19, 2001
No. of Shares Subject to Warrant:

WARRANT TO PURCHASE COMMON STOCK
OF
NEW WORLD COFFEE - MANHATTAN BAGEL, INC.

This is to certify that, for value received, __________________ (the "Holder") is entitled to purchase, subject to the provisions of this Warrant, from NEW WORLD COFFEE - MANHATTAN BAGEL, INC., a Delaware corporation (the "Company"), ___________ shares (subject to adjustment or reduction as provided herein) of Common Stock, $0.001 par value, of the Company ("Common Stock"), at a price of $0.01 per share (subject to adjustment as provided herein) at any time during the period beginning on the Issue Date and ending not later than 5:00 p.m. New York time on June 19, 2006 (the "Termination Date"). The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares," and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price."

     (a)     EXERCISE OF WARRANT.

          (1)     This Warrant may be exercised in whole or in part at any time from time to time on or after the Issue Date until the Termination Date, by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of shares specified in such form, in lawful money of the United States of America in cash or by official bank or certified check made payable to the Company.

          (2)     As an alternative to payment of the Exercise Price in cash, the Holder shall have the right, at any time and from time to time, to convert this Warrant in whole or in part into shares of Common Stock (the "Conversion Right"). Upon exercise of the Conversion Right, payment of the aggregate Exercise Price shall be made by delivery of this Warrant with instructions that the Company retain as payment of the aggregate Exercise Price such number of Warrant Shares as shall be determined under the next sentence. The Holder shall receive that number of Warrant Shares determined by multiplying the number of Warrant Shares for which the Conversion Right is exercised by a fraction, the numerator of which shall be the difference between the then fair market value per Warrant Share (based on the closing price on the trading day preceding the exercise of the Conversion Right) and the Exercise Price per Warrant Share, and the denominator of which shall be the then fair market value per Warrant Share. The remaining Warrant Shares for which the Conversion Right has been made shall be deemed to have been paid to the Company as the aggregate Exercise Price.

          (3)     The term "closing price" for each day shall mean the last reported sale price or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case on the principal national securities exchange or the Nasdaq National Market on which the Company's Common Stock is listed or admitted to trading, or if the Company's Common Stock is not listed or admitted to trading on any national securities exchange or the Nasdaq National Market, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers Inc. Automated Quotation System, or comparable system. The term "trading day" shall mean (X) if the Common Stock is listed on at least one stock exchange, a day on which there is trading on the principal stock exchange on which the Common Stock is listed or (Y) if the Common Stock is not listed on a stock exchange but sale prices of the Common Stock are reported on an automated quotation system, a day on which trading is reported on the principal automated quotation system on which sales of the Common Stock are reported.

          (4)     If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable thereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company, if any, at its office, in proper form for exercise and together with payment of the Exercise Price in the manner provided herein, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise; provided, however, that if at the date of surrender of such Warrants and payment of such Exercise Price, the transfer books for the Common Stock shall be closed, the certificates for the shares in respect of which such

Warrants are then exercised shall be issuable as of the date on which such books shall next be opened, and until such date the Company shall be under no duty to deliver any certificate for such shares and the Holder shall not be deemed to have become a holder of record of such shares.

          (5)     Notwithstanding anything herein to the contrary, this Warrant shall automatically be deemed to be exercised in full pursuant to the provisions of paragraph (a)(2) above, without any further action by or on behalf of the Holder, immediately preceding the time this Warrant would otherwise expire.

          (6)     So long as this Warrant shall be outstanding, (i) if the Company shall declare any dividend or make any distribution upon the Common Stock, or (ii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least 20 days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or offer for subscription or purchase, or (y) such reorganization, reclassification, consolidation, merger, sale, lease, transfer, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of the Common Stock or other capital stock of the Company shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

          (7)     The Holder shall have no rights as a stockholder of the Company for shares of Common Stock issuable hereunder unless and until such shares are purchased in accordance herewith.

     (b)     RESERVATION OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of this Warrant.

     (c)     FRACTIONAL SHARES. The Company shall not be required to issue fractions of shares on the exercise of Warrants. If any fraction of a share would, except for the provisions of this Section, be issuable on the exercise of any Warrant, the Company will (1) if the fraction of a share otherwise issuable is equal to or less than one-half, round down and issue to the Holder only the largest whole number of shares of Common Stock to which the Holder is otherwise entitled, or (2) if the fraction of a share otherwise issuable is greater than one-half, round-up and issue to the Holder one additional share of Common Stock in addition to the largest whole number of shares of Common Stock to which the holder is otherwise entitled.

     (d)     EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other

Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Subject to the provisions of Section (g), upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the permitted assignee named in such instrument of assignment and this Warrant shall be canceled. If this Warrant should be assigned in part only, the Company shall, upon surrender of this Warrant in accordance with the procedures set forth in the preceding sentence, execute and deliver, in addition to the new Warrant described in the preceding sentence, a new Warrant evidencing the rights of the Holder to purchase the balance of the shares purchasable thereunder. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date.

     (e)     RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

     (f)     ANTI-DILUTION AND ADJUSTMENT PROVISIONS. The Exercise Price and the number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time beginning on the date of issue of this Warrant, as hereinafter provided:

          (1)     In case the Company shall issue Common Stock as a dividend upon Common Stock or in payment of a dividend thereon or shall subdivide the number of outstanding shares of its Common Stock into a greater number of shares or shall contract the number of outstanding shares of its Common Stock into a lesser number of shares, the Exercise Price then in effect shall be adjusted, effective at the close of business on the record date for the determination of stockholders entitled to receive such dividend or be subject to such subdivision or contraction, to the price (computed to the nearest thousandth of a cent) determined by dividing (A) the product obtained by multiplying the Exercise Price in effect immediately prior to the close of business on such record date by the number of shares of Common Stock outstanding prior to such dividend, subdivision or contraction, by (B) the sum of the number of shares of Common Stock outstanding immediately after such dividend, subdivision, or contraction.

          (2)     If any capital reorganization or reclassification of the capital stock of the Company (other than as set forth in subsection (1) of this Section (f)), or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected, then, lawful and adequate provision shall be made whereby the holder of each Warrant shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in the Warrant and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented by such Warrant (the "Purchasable Shares"), such shares of stock, securities or assets issuable or payable with respect to or in exchange for the Purchasable Shares had they been purchased immediately before such reorganization, reclassification, consolidation, merger or sale, and in any such case appropriate provision shall be made with respect to the rights and interest of the Holder to the end that the provisions of the Warrant (including, without limitation, provisions for adjustment of the Exercise Price and of the number of shares issuable upon the exercise of Warrants) shall thereafter be applicable as nearly as may be practicable in relation to any shares of stock, securities, or assets thereafter deliverable upon exercise of Warrants. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume, by written instrument, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase.

          (3)     Upon each adjustment of the Exercise Price pursuant to subsection (1) of this Section (f), the number of shares of Common Stock specified in each Warrant shall thereupon evidence the right to purchase that number of shares of Common Stock (calculated to the nearest hundredth of a share of Common Stock) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable immediately prior to such adjustment upon exercise of such Warrant and dividing the product so obtained by the Exercise Price in effect after such adjustment.

          (4)     Irrespective of any adjustments of the number or kind of securities issuable upon exercise of Warrants or the Exercise Price, Warrants theretofore or thereafter issued may continue to express the same number of shares of Common Stock and Exercise Price as are stated in similar Warrants previously issued.

          (5)     If the Company redeems all issued and outstanding shares of Series F Preferred Stock on or prior to March 19, 2002, the number of shares issuable upon exercise of the Warrant (the "Original Warrant Shares") shall be reduced by an amount equal to one-third of the number of Original Warrant Shares. If the Company redeems all issued and outstanding shares of Series F Preferred Stock on or prior to June 19, 2002, the number of Original Warrant Shares shall instead be reduced by an amount equal to one-fourth of the number of Original Warrant Shares. In the event of any such reduction, the Company shall cancel the existing Warrant and issue a new Warrant representing the reduced number of shares issuable upon exercise of the Warrant.

          (6)     The Company may, at its sole option, retain the independent public accounting firm regularly retained by the Company, or another firm of independent public accountants of recognized standing selected by the Company's Board of Directors, to make any computation required under this Section (f) and a certificate signed by such firm shall be conclusive evidence of any computation made under this Section (f).

          (7)     Whenever there is an adjustment in the Exercise Price or in the number or kind of securities issuable upon exercise of the Warrants, or both, as provided in this Section (f), the Company shall (i) promptly file in the custody of its Secretary or Assistant Secretary a certificate signed by the Chairman of the Board or the President or a Vice President of the Company and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant

Secretary of the Company, setting forth the facts requiring such adjustment and the number and kind of securities issuable upon exercise of each Warrant after such adjustment; and (ii) cause a notice stating that such adjustment has been effected and stating the Exercise Price then in effect and the number and kind of securities issuable upon exercise of each Warrant to be sent to each registered holder of a Warrant.

          (8)     The Exercise Price and the number of shares issuable upon exercise of this Warrant shall not be adjusted except in the manner and only upon the occurrence of the events heretofore specifically referred to in this Section (f).

          (9)     The Board of Directors of the Company may, in its sole discretion, (a) reduce the Exercise Price of each Warrant, (b) increase the number of shares of Common Stock issuable upon exercise of each Warrant and/or (c) provide for the issuance of other securities (in addition to the shares of Common Stock otherwise issuable upon exercise of the Warrant) upon exercise of each Warrant.

     (g)     TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933 AND OTHER APPLICABLE SECURITIES LAWS. This Warrant or the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may not be sold or otherwise disposed of unless Holder provides the Company with an opinion of counsel satisfactory to the Company in form satisfactory to the Company that this Warrant or the Warrant Shares or such other security may be legally transferred without violating the Securities Act of 1933, as amended (the "1933 Act") and any other applicable securities law and then only against receipt of an agreement of the transferee to comply with the provisions of this Section (g) with respect to any resale or other disposition of such securities. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing that the Warrant Shares are being acquired solely for the Holder's own account and that Holder or Holder's purchaser representative is an accredited investor, as defined in Rule 501 under the 1933 Act.

     (h)     This Warrant is subject to the rights and benefits of the Amended and Restated Registration Rights Agreement dated as of January 18, 2001, as amended from time to time.

          IN WITNESS WHEREOF, the Company has caused this Warrant to be executed as of the Issue Date first set forth above by an authorized officer.

NEW WORLD COFFEE - MANHATTAN BAGEL, INC. By: ________________________________ Ramin Kamfar, Chief Executive Officer
Attest: _____________________, Secretary

Dated: June 19, 2001

PURCHASE FORM

Dated: _______________, 2001

          The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing shares of Common Stock and hereby makes payment of ________ in payment of the Exercise Price thereof.

INSTRUCTIONS FOR REGISTRATION OF STOCK

Name  ___________________________________

        (Please typewrite or print in block letters.)

Address ___________________________________

Signature __________________________________

ASSIGNMENT FORM

FOR VALUE RECEIVED,

hereby sells, assigns and transfers unto

Name _____________________________________________

(Please typewrite or print in block letters.)

Address ____________________________________________

The right to purchase Common Stock represented by this Warrant to the extent of ______ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ______________, Attorney, to transfer the on the books of the Company with full power of substitution in the premises. Date ____________, 2001

Signature

_____________________________________